                              CUSTODIAN AGREEMENT

                                    BETWEEN

                       STATE FARM VARIABLE PRODUCT TRUST

                                      AND

                         INVESTORS BANK & TRUST COMPANY

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Bank Appointed Custodian..................................................1

2.   Definitions...............................................................1
             2.1   Authorized Person...........................................1
             2.2   Board.......................................................1
             2.3   Security....................................................1
             2.4   Portfolio Security..........................................2
             2.5   Officers' Certificate.......................................2
             2.6   Book-Entry System...........................................2
             2.7   Depository..................................................2
             2.8   Proper Instructions.........................................2

3.   Separate Accounts.........................................................3

4.   Certification as to Authorized Persons....................................3

5.   Custody of Cash...........................................................3
             5.1   Purchase of Securities......................................4
             5.2   Redemptions.................................................4
             5.3   Distributions and Expenses of Fund..........................4
             5.4   Payment in Respect of Securities............................4
             5.5   Repayment of Loans..........................................4
             5.6   Repayment of Cash...........................................4
             5.7   Foreign Exchange Transactions...............................4
             5.8   Other Authorized Payments...................................5
             5.9   Termination.................................................5

6.   Securities................................................................5
             6.1   Segregation and Registration................................5
             6.2   Voting and Proxies..........................................6
             6.3   Corporate Action............................................6
             6.4   Book-Entry System...........................................7
             6.5   Use of a Depository.........................................8
             6.6   Use of Book-Entry System for Commercial Paper...............9
             6.7   Use of Immobilization Programs.............................10
             6.8   Eurodollar CDs.............................................10
             6.9   Options and Futures Transactions...........................10
             6.10  Segregated Account.........................................11
             6.11  Interest Bearing Call or Time Deposits.....................12
             6.12  Transfer of Securities.....................................13

7.   Redemptions..............................................................15

8.   Merger, Dissolution. etc. of Fund........................................15

9.   Actions of Bank Without Prior Authorization..............................15

10.  Collections and Defaults.................................................16

11.  Maintenance of Records and Accounting Services...........................16

12.  Fund Evaluation and Yield Calculation....................................17
             12.1  Fund Evaluation............................................17
             12.2  Yield Calculation..........................................17

13.  Additional Services......................................................18

14.  Duties of the Bank.......................................................18
             14.1  Performance of Duties and Standard of Care.................18
             14.2  Agents and Subcustodians with Respect to
                   Property of the Fund Held in the United States.............19
             14.3  Duties of the Bank with Respect to Property of
                   the Fund Held Outside of the United States.................19
             14.4  Insurance..................................................22
             14.5  Fees and Expenses of the Bank..............................22
             14.6  Advances by the Bank.......................................23

15.  Limitation of Liability..................................................23

16.  Termination..............................................................24

17.  Confidentiality..........................................................26

18.  Notices..................................................................26

19.  Amendments...............................................................26

20.  Parties..................................................................26

21.  Governing Law............................................................27

22.  Counterparts.............................................................27

23.  Entire Agreement.........................................................27

24.  Limitation of Liability..................................................27

25.  Several Obligations of the Portfolios....................................27


                                   APPENDICES

Appendix A............................................Fee Schedule
Appendix B................................................Reserved
Appendix C.....................................Additional Services

                              CUSTODIAN AGREEMENT


     AGREEMENT made of this __ day of ________, 1997, between STATE FARM VARIABLE PRODUCT TRUST, a business trust organized under the laws of the state of Delaware (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     The Fund, an open-end management investment company, desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 (the "1940 Act") to act as custodian of the portfolio securities and cash of the Fund, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Bank Appointed Custodian.  The Fund hereby appoints the Bank as
          ------------------------
custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Fund agrees to pay to the Bank the fees set forth on Appendix A
                                                                   ----------
hereto.

     2.   Definitions.  Whenever used herein, the terms listed below will have
          -----------
the following meaning:

          2.1  Authorized Person.  Authorized Person will mean any of the
               -----------------
persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board, and set forth in a certificate as required by Section 4 hereof.

          2.2  Board.  Board will mean the Board of Directors or the Board of
               -----
Trustees of the Fund, as the case may be.

          2.3  Security.  The term security as used herein will have the same
               --------
meaning assigned to such term in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

          2.4  Portfolio Security.  Portfolio Security will mean any security
               ------------------
owned by the Fund.

          2.5  Officers' Certificate.  Officers' Certificate will mean, unless
               ---------------------
otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

          2.6  Book-Entry System.  Book-Entry System shall mean the Federal
               -----------------
Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

          2.7  Depository.  Depository shall mean The Depository Trust Company
               ----------
("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

          2.8  Proper Instructions.  Proper Instructions shall mean (i)
               -------------------
instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and the Bank agree in writing that such procedures afford adequate safeguards for the Fund's assets.

     3.   Separate Accounts.  If the Fund has more than one series or portfolio,
          -----------------
the Bank will segregate the assets of each series or portfolio to which this Agreement relates into a separate account for each such series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Fund shall be deemed to refer to the Fund acting on behalf of one or more of its series, any reference in this Agreement to any assets of the Fund, including, without limitation, any portfolio securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable series, any duty or obligation of the Bank hereunder to the Fund shall be deemed to refer to duties and obligations with respect to such individual series and any obligation or liability of the Fund hereunder shall be binding only with respect to such individual series, and shall be discharged only out of the assets of such series.

     4.   Certification as to Authorized Persons.  The Secretary or Assistant
          --------------------------------------
Secretary of the Fund will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of
(i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund which has been signed by Authorized Persons named in the most recent certification received by the Bank.

     5.   Custody of Cash.  As custodian for the Fund, the Bank will open and
          ---------------
maintain a separate account or accounts in the name of the Fund or in the name of the Bank, as Custodian of the Fund, and will deposit to the account of the Fund all of the cash of the Fund, except for cash held by a subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Pursuant to the Bank's internal policies regarding the management of cash accounts, the Bank may segregate certain portions of the cash of the Fund into a separate savings deposit account upon which the Bank reserves the right to require seven (7) days notice prior to withdrawal of cash from such an account. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Fund, notification from the Fund's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

          5.1  Purchase of Securities.  Upon the purchase of securities for the
               ----------------------
Fund, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

          5.2  Redemptions.  In such amount as may be necessary for the
               -----------
repurchase or redemption of common shares of the Fund offered for repurchase or redemption in accordance with Section 7 of this Agreement.

          5.3  Distributions and Expenses of Fund.  For the payment on the
               ----------------------------------
account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund.

          5.4  Payment in Respect of Securities.  For payments in connection
               --------------------------------
with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Fund held by or to be delivered to the Bank.

          5.5  Repayment of Loans.  To repay loans of money made to the Fund,
               ------------------
but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan.

          5.6  Repayment of Cash.  To repay the cash delivered to the Fund for
               -----------------
the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

          5.7  Foreign Exchange Transactions.
               -----------------------------

               (a) For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, "Foreign Exchange Agreements") which may be entered into by the Bank on behalf of the Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Fund deals or for their failure to comply with the terms of any contract or option.

               (b) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank pursuant to Proper Instructions, the Fund agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Fund on the Bank's books.

          5.8  Other Authorized Payments.  For other authorized transactions of
               -------------------------
the Fund, or other obligations of the Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

          5.9  Termination.  Upon the termination of this Agreement as
               -----------
hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

     6.   Securities.
          ----------

          6.1    Segregation and Registration.  Except as otherwise provided
                -----------------------------
herein, and except for securities to be delivered to any subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may nor or hereafter be delivered to it by or for the account of the Fund. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

          The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Fund.

          6.2  Voting and Proxies.  Neither the Bank nor any nominee of the Bank
               ------------------
will vote any of the Portfolio Securities held hereunder, except in accordance with proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

          6.3  Corporate Action.  If at any time the Bank is notified that an
               ----------------
issuer of any Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of a Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Fund promptly of the Corporate Action, the Response required in connection with the Corporate Action and the bank's deadline for receipt from the Fund of Proper Instructions regarding the Response (the "response Deadline"). The Bank shall forward to the Fund via telecopier and/or overnight courier all notices, information statements or other materials relating to the corporate Action within twenty-four (24) hours of receipt of such materials by the Bank.

               (a) The Bank shall act upon a required Response only after receipt by the Bank of proper Instructions from the Fund no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all necessary Securities, consents and other materials no later than 5:00 p.m. on the date specified as the Response Deadline.

               (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all necessary Securities, consents and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary securities, consents or other materials are received by the Bank after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

               (c) In the event that the Fund notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

               (d) Section 14.3(g) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-Custodian.

          6.4  Book-Entry System.  Provided (i) the Bank has received a
               -----------------
certified copy of a resolution of the Board specifically approving deposits of Fund assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

               (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

               (b) The records of the Bank (and any such agent) with respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund. Where securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

               (c) The Bank (or its agent) shall pay for securities purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by the Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and
(ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Fund upon

                   (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Fund has been transferred to the Account; and

                   (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the Fund;

               (d) The Bank will promptly provide the Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

          6.5  Use of a Depository. Provided (i) the Bank has received a
               -------------------
certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

               (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

               (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

               (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Fund and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund only upon delivery of the Securities to or for the account of the Fund; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund; and

               (d) The Bank shall use its best efforts to provide that:

                   (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                   (ii) Proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

                   (iii) Such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Fund's account;

                   (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31 (a) of the 1940 Act and Rule 31 (a) thereunder; and

                   (v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

          6.6  Use of Book-Entry System for Commercial Paper.  Provided (i) the
               ---------------------------------------------
Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining procedures for Book-Entry Paper, the Bank agrees that:

               (a) The Bank will maintain all Book-Entry Paper held by the Fund in an account of the Bank that includes only assets held by it for customers;

               (b) The records of the Bank with respect to the Fund's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Fund which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund;

               (c) The Bank shall pay for Book-Entry Paper purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund;

               (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund; and

               (e) The Bank will send to the Fund such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Fund may reasonably request from time to time.

          6.7  Use of Immobilization Programs.  Provided (i) the Bank has
               ------------------------------
received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the 1940 Act, and
(ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the

Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

          6.8  Eurodollar CDs.  Any Portfolio Securities which are Eurodollar
               --------------
CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund.

        6.9  Options and Futures Transactions.
             --------------------------------

             (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                 (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Fund, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                 (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

             (b) Puts, Calls and Futures Traded on Commodities Exchanges

                 (i) The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Fund, the Bank and a

Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

                 (ii) The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(2) of this Section 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

        6.10  Segregated Account. The Bank shall upon receipt of Proper
              ------------------
Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund.

              (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

                  (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Fund;

                  (ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Fund or commodity futures purchased or written by the Fund;

                  (iii) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Fund's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                  (iv) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

                  (v) for other proper corporate purposes, but only, in the case of this clause (e), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the executive committee of the Board signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

              (b) Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

                  (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

                  (ii)  with respect to assets deposited pursuant to (a)(iii) or
(a)(iv) above, for sale or delivery to meet the Fund's obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                  (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                  (iv) to the extent that the Fund's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account;

                  (v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

                  (vi) with respect to assets deposited pursuant to (e) above, in accordance with the purposes of such account as set forth in Proper Instructions.

        6.11  Interest Bearing Call or Time Deposits.  The Bank shall, upon
              --------------------------------------
receipt of Proper Instructions relating to the purchase by the Fund of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

        6.12  Transfer of Securities.  The Bank will transfer, exchange,
              ----------------------
deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this Section 6.11, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

              (a) Upon sales of Portfolio Securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

              (b) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

              (c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

              (d) For the purpose of redeeming in-kind shares of the Fund upon authorization from the Fund;

              (e) In the case of option contracts owned by the Fund, for presentation to the endorsing broker;

              (f) When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

              (g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender and any loan agreement between the fund and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

              (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

              (i) for the purpose of delivering securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund:

              (j) for other authorized transactions of the Fund or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such certificates shall be made; and

              (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

     As to any deliveries made by the Bank pursuant to this Section 6.12, securities or cash receivable in exchange therefor shall be delivered to the Bank.

     7. Redemptions.  In the case of payment of assets of the Fund held by the
        -----------
Bank in connection with redemptions and repurchases by the Fund of outstanding common shares, the Bank will rely on notification by the Fund's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles of Incorporation or Declaration of Trust and By-laws of the Fund (the "Articles"), from assets available for said purpose.

     8. Merger, Dissolution. etc. of Fund.  In the case of the following
        ---------------------------------
transactions, not in the ordinary course of business, namely, the merger of the Fund into or the consolidation of the Fund with another investment company, the sale by the Fund of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this

Agreement and disburse cash only upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder.

     9. Actions of Bank Without Prior Authorization.  Notwithstanding anything
        -------------------------------------------
herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, the Bank will take the following actions without prior authorization or instruction of the Fund or the transfer agent:

        9.1 Endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund and hold for the account of the Fund all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder:

        9.2 Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

        9.3 Receive and hold for the account of the Fund all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

        9.4 Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

        9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund; and

        9.6 Exchange interim receipts or temporary securities for definitive securities.

    10. Collections and Defaults.  The Bank will use reasonable efforts to
        ------------------------
collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

    11. Maintenance of Records and Accounting Services.  The Bank will maintain
        ----------------------------------------------
records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

     The Bank shall perform fund accounting and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

     The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

    12. Fund Evaluation and Yield Calculation
        -------------------------------------

        12.1  Fund Evaluation. The Bank shall compute and, unless otherwise
              ---------------
directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the net asset value and the public offering price of a share of capital stock of the Fund, such determination to be made in accordance with the provisions of the Articles and By-laws of the Fund and the Prospectus and Statement of Additional Information relating to the Fund, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund, the proper exchange and the NASD or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

       12.2  Yield Calculation.  The Bank will compute the performance results
             -----------------
of the Fund (the "Yield Calculation") in accordance with the provisions of Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) (the "Releases") promulgated by the Securities and Exchange Commission, and any subsequent amendments to, published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such releases or the subject matter thereof ("Subsequent Staff Positions"), subject to the terms set forth below:

             (a) The Bank shall compute the Yield Calculation for the Fund for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to the Fund.

             (b) In performing the Yield Calculation, the Bank will derive the items of data necessary for the computation from the records it generates and maintains for the Fund pursuant Section 11 hereof. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Fund, any of the Fund's designated agents or any of the Fund's designated third party providers.

             (c) At the request of the Bank, the Fund shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods set forth in the Releases or any Subsequent Staff Positions as they specifically apply to the Fund. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to the Fund of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Fund, the Fund or its designated agent shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation and how the computation is to be made and shall inform the Bank thereof on a timely basis. The Bank shall have no responsibility to make independent determinations with respect to any item which is covered by this Section, and shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

             (d) The Fund shall keep the Bank informed of all publicly available information and of any non-public advice, or information obtained by the Fund from its independent auditors or by its personnel or the personnel of its investment adviser, or Subsequent Staff Positions related to the computations to be undertaken by the Bank pursuant to this Agreement and the Bank shall not be deemed to have knowledge of such information (except as contained in the Releases) unless it has been furnished to the Bank in writing.

    13. Additional Services.  The Bank shall perform the additional services
        -------------------
for the Fund as are set forth on Appendix C hereto. Appendix C may be amended
                                 ----------         ----------
from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Fund, at which time fees set forth in

Appendix A shall be appropriately increased.
----------

    14. Duties of the Bank
        ------------------

        14.1  Performance of Duties and Standard of Care.  In performing its
              ------------------------------------------
duties hereunder and any r duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

    The Bank will be under no duty or obligation to inquire into and will not be liable for:

              (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

              (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

              (c) the legality of an issue or sale of any common shares of the Fund or the efficiency of the amount to be received therefor;

              (d) the legality of the repurchase or any common shares of the Fund or the F propriety of the amount to be paid therefore;

              (e) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

              (f) any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

    Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

        14.2  Agents and Subcustodians with Respect to Property of the Fund
              -------------------------------------------------------------
Held in the United States.  The Bank may employ agents in the performance of its
-------------------------
duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

    Upon receipt of Proper Instructions, the Bank may employ subcustodians, provided that any such custodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Fund's assets with respect to property of the Fund held in the United States. Except as may arise from the Bank's own negligence or willful misconduct or the negligence or willful misconduct of a subcustodian or agent, the Bank shall have no liability to the Fund or any other person by reason of any act or omission of any subcustodian and the Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian. Upon request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any subcustodian.

        14.3  Duties of the Bank with Respect to Property of the Fund Held
              ------------------------------------------------------------
Outside of the United States.
----------------------------

              (a) Appointment of Foreign Sub-Custodians.  The Fund hereby
                  -------------------------------------
authorizes and instructs the Bank to employ as sub-custodians for the Fund's Portfolio Securities and other assets designated on the Schedule attached hereto (each, a "Selected Foreign Sub-Custodian"). Upon receipt of Proper Instructions, together with a certified resolution of the Fund's Board of Trustees, the Bank and the Fund may agree to designate additional foreign banking institutions and foreign securities depositories to act as Selected Foreign Sub-Custodians hereunder. Upon receipt of Proper Instructions, the Fund may instruct the Bank to cease the employment of any one or more such Selected Foreign Sub-Custodians for maintaining custody of the Fund's assets, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented.

              (b) Foreign Securities Depositories.  Except as may otherwise be
                  -------------------------------
agreed upon in writing by the Bank and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Selected Foreign Sub-Custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in subparagraph (d) hereof. Notwithstanding the foregoing, except as may otherwise be agreed upon in writing by the Bank and the Fund, the Fund authorizes the deposit in Euro-clear, the securities clearance and depository facilities operated by Morgan Guaranty Trust Company of New York in Brussels, Belgium, of Foreign Portfolio Securities eligible for deposit therein and the use of Euro-clear in connection with settlements of purchases and sales of securities and deliveries and returns of securities, until notified to the contrary pursuant to subparagraph (a) hereunder.

              (c) Segregation of Securities.  The Bank shall identify on its
                  -------------------------
books as belonging to the Fund the Foreign Portfolio Securities held by each Selected Foreign Sub-Custodian. Each agreement pursuant to which the Bank employs a foreign banking institution shall require that such institution establish a custody account for the Bank and hold in that account Foreign Portfolio Securities and other assets of the Fund, and, in the event that such institution deposits Foreign Portfolio Securities in a foreign securities depository, that it shall identify on its books as belonging to the Bank the securities so deposited.

              (d) Agreements with Foreign Banking Institutions.  Each of the
                  --------------------------------------------
agreements pursuant to which a foreign banking institution holds assets of the Fund (each, a "Foreign Sub-Custodian Agreement") shall be substantially in the form provided to the Fund and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (c) adequate records will be maintained identifying the assets as belonging to the Bank; (d) officers of or auditors employed by, or other representatives of the Bank, including to the extent permitted under applicable law, the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Bank, and (e) assets of the Fund held by the Selected Foreign Sub-Custodian will be subject only to the instructions of the Bank or its agents.

              (e) Access of Independent Accountants of the Fund.  Upon request
                  ---------------------------------------------
of the Fund, the Bank will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a Selected Foreign Sub-Custodian, insofar as such books and records relate to the performance of such foreign banking institution under its Foreign Sub-Custodian Agreement.

              (f) Reports by Bank.  The Bank will supply to the Fund from time
                  ---------------
to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by Selected Foreign Sub-Custodians, including but not limited to an identification of entities having possession of the Foreign Portfolio Securities and other assets of the Fund.

              (g) Transactions in Foreign Custody Account. Transactions with
                  ---------------------------------------
respect to the assets of the Fund held by a Selected Foreign Sub-Custodian shall be effected pursuant to Proper Instructions from the Fund to the Bank and shall be effected in accordance with the applicable Foreign Sub-Custodian Agreement. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Selected Foreign Sub-Custodian, the Fund agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

    Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Fund and delivery of Foreign Portfolio Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

    In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Fund such information in connection therewith as is made available to the Bank by the Foreign Sub-Custodian, and shall promptly forward to the applicable Foreign Sub-Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Fund pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Fund is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Fund or by the applicable Foreign Sub-Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

              (h) Liability of Selected Foreign Sub-Custodians.  Each Foreign
                  --------------------------------------------
Sub-Custodian Agreement with a foreign banking institution shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Bank and each Fund from and against certain losses, damages, costs, expenses, liabilities or claims arising out of or in connection with the institution's performance of such obligations, all as set forth in the applicable Foreign Sub-Custodian Agreement. The Fund acknowledges that the Bank, as a participant in Euro-clear, is subject to the Terms and Conditions Governing the Euro-Clear System, a copy of which has been made available to the Fund. The Fund acknowledges that pursuant to such Terms and Conditions, Morgan Guaranty Brussels shall have the sole right to exercise or assert any and all rights or claims in respect of actions or omissions of, or the bankruptcy or insolvency of, any other depository, clearance system or custodian utilized by Euro-clear in connection with the Fund's securities and other assets.

              (i) Monitoring Responsibilities.  The Bank shall furnish annually
                  ---------------------------
to the Fund information concerning the Selected Foreign Sub-Custodians employed hereunder for use by the Fund in evaluating such Selected Foreign Sub-Custodians to ensure compliance with the requirements of Rule 17f-5 of the Act. In addition, the Bank will promptly inform the Fund in the event that the Bank is notified by a Selected Foreign Sub-Custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below US$200 million (or the equivalent thereof) or that its shareholders' equity has declined below US$200 million (in each case computed in accordance with generally accepted U.S. accounting principles) or any other capital adequacy test applicable to it by exemptive order, or if the Bank has actual knowledge of any material loss of the assets of the Fund held by a Foreign Sub-Custodian.

              (j) Tax Law.  The Bank shall have no responsibility or liability
                  -------
for any obligations now or hereafter imposed on the Fund or the Bank as custodian of the Fund by the tax laws of any jurisdiction, and it shall be the responsibility of the Fund to notify the Bank of the obligations imposed on the Fund or the Bank as the custodian of the Fund by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Selected Foreign Sub-custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

        14.4  Insurance. The Bank shall use the same care with respect to the
              ---------
safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

        14.5  Fees and Expenses of the Bank.  The Fund will pay or reimburse
              -----------------------------
the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement.

        14.6  Advances by the Bank. The Bank may, in its sole discretion,
              --------------------
advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Fund payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Bank's books.

     15. Limitation of Liability
         -----------------------

         15.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim resulting from the negligence, gross negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                (a) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to genuine;

                (b) Any act or omission of any subcustodian selected by or at the direction of the Fund:

                (c) Any act or omission of a Selected Foreign Sub-Custodian for to the extent which such Selected Foreign Sub-Custodian is not liable to the Bank;

                (d) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained actual possession of all necessary Securities, consents or other materials by 5:00 p.m. on the date specified as the Response Deadline;

                (e) Any act or omission of any European Branch of a U.S. banking institution that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch;

                (f) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the shares of capital stock of the Fund or
(ii) the Yield Calculation; or

                (g) Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

          15.2 Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

     16.  Termination.
          -----------

          16.1 The term of this Agreement shall be three years commencing upon the effective date of the Fund's registration statement (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                (a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

                (b) Either party may terminate this Agreement during any Renewal Term upon sixty days written notice to the other party. Any termination pursuant to this paragraph 16.1 (b) shall be effective upon expiration of such sixty days, provided, however, that the effective date of such termination may be postponed to a date not more than ninety days after delivery of the written notice: (i) at the request of the Bank, in order to prepare for the transfer by the Bank of all of the assets of the Fund held hereunder; or (ii) at the request of the Fund, in order to give the Fund an opportunity to make suitable arrangements for a successor custodian

          16.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection (16.3), deliver the Portfolio Securities and cash of the Fund held by the Bank to a bank or trust company of the Bank's own selection which meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

          16.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Fund's Secretary and an opinion of counsel to the Fund in form and content satisfactory to the Bank. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

          16.4 The Fund shall reimburse the Bank for any reasonable expenses incurred by the Bank in connection with the termination of this Agreement.

          16.5 At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as custodian.

     17.  Confidentiality.  Both parties hereto agree than any non-public
          ---------------
information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

     18.  Notices.  Any notice or other instrument in writing authorized or
          -------
required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (i) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

                (a) In the case of notices sent to the Fund to:

                    State Farm Variable Product Trust
                    One State Farm Plaza
                    Bloomington, Illinois 61710-0001
                    Attn:
                          -------------------------

                (b) In the case of notices sent to the Bank to:

                    Investors Bank & Trust Company

                    200 Clarendon Street
                    Boston, Massachusetts 02116
                    Attention: [Client Manager]
                    With a copy to: John E. Henry, General Counsel

                or at such other place as such party may from time to time designate in writing.

     19.  Amendments. This Agreement may not be altered or amended, except by an
          ----------
instrument in writing, executed by both parties.

     20.  Parties. This Agreement will be binding upon and shall inure to the
          -------
benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

     21.  Governing Law.  This Agreement and all performance hereunder will be
          -------------
governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

     22.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     23.  Entire Agreement.  This Agreement, together with its Appendices,
          ----------------
constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

     24.  Limitation of Liability.  The Bank agrees that the obligations assumed
          -----------------------
by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

     25.  Several Obligations of the Portfolios. This Agreement is an agreement
          -------------------------------------
entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first written above.

                              STATE FARM VARIABLE PRODUCT TRUST

                              By:
                                    --------------------------------
                                    Name:
                                    Title

                              INVESTORS BANK & TRUST COMPANY

                              By:
                                    --------------------------------
                                    Name:
                                    Title

                             DELEGATION AGREEMENT
                             --------------------

     AGREEMENT, dated as of ______________, 1997 by and between Investors Bank & Trust Company, a Massachusetts trust Company (the "Delegate"), and State Farm Variable Product Trust, a Delaware business trust (the "Fund").

     WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume certain responsibilities described herein concerning Assets held outside of the United States.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.   Definitions
     -----------

     Capitalized terms in this Agreement have the following meanings--

     a.   Assets
          ------

          Assets means any of Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents.

     b.   Authorized Representative
          -------------------------

          Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party, to send notices to the other parts, to add or delete jurisdictions pursuant to Article 4, and to otherwise bind the respective parties with respect to the subject matter of this Agreement.

     c.   Board
          -----

          Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

     d.   Compulsory Securities Depository
          --------------------------------

          Compulsory Securities Depository means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

     e.   Country Risk
          ------------

          Country Risk means all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Assets held in custody.

     f.   Eligible Foreign Custodian
          --------------------------

          Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(l).

     g.   Foreign Custody Manager
          -----------------------

          Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(2).

     h.   Monitor
          -------

          Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision or determination Previously made.

     i.   Permissible Foreign Custodian
          -----------------------------

          Permissible Foreign Custodian means any person with whom Assets may be placed and maintained outside the United States under (i) the Investment Company Act of 1940 or (ii) an order of the U.S. Securities and Exchange Commission, without regard to Rule 17f-5.

     j.   Securities Depository
          ---------------------

          Securities Depository has the meaning set forth in Rule 17f-5(a)(6).

2.   Representations
     ---------------

     a.   Delegate's Representations
          --------------------------

          Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts.

     b.   Fund's Representations
          ----------------------

          Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities delegated by this Agreement.

3.   Jurisdictions Covered
     ---------------------

     a.   Initial Jurisdictions
          ---------------------

          The authority delegated by this Agreement applies only with respect to Assets held in the jurisdictions listed in Appendix A
                                           ----------

     b.   Added Jurisdictions
          -------------------

          Jurisdictions may be added to Appendix A by written agreement in the
                                        --------
form of Appendix B. Delegate's responsibility and authority with respect to any
        --------
jurisdiction so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction, or (ii) the time that
                   --------
Delegate's Authorized Representative receives a copy of such fully executed

Appendix B.
----------

     c.   Withdrawn Jurisdictions
          -----------------------

          Board may withdraw its delegation with respect to any jurisdiction upon written notice to Delegate. Delegate may withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to Board, ten days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice. Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions is to which authority is withdrawn.

4.   Delegation of Authority to Act as Foreign Custody Manager
     ---------------------------------------------------------

     a.  Selection of Eligible Foreign Custodians
         ----------------------------------------

          Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by Delegate in each jurisdiction to which this Agreement applies.

     b.   Contracts With Eligible Foreign Custodians
          ------------------------------------------

          Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.   Delegation of Authority to Place Assets With Permissible Foreign Custodians
     ---------------------------------------------------------------------------

     Subject to the requirements of the Investment Company Act of 1940 (and any other applicable law or order), Delegate is authorized to place and maintain Assets in the care of any permissible Foreign Custodian or Custodians in each jurisdiction to which this Agreement applies and to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Permissible Foreign Custodians as Delegate deems appropriate,

Delegate's exercise of authority under this Article 5 shall be governed by the terms of the Custodian Agreement between the Delegate and the Fund.

6.   Monitoring of Eligible Foreign Custodians and Contracts
     -------------------------------------------------------

     In each case in which Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

7.   Guidelines and Procedures for the Exercise of Delegated Authority
     -----------------------------------------------------------------

     a.   Board's Conclusive Determination Regarding Country Risk
          -------------------------------------------------------

          In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has, and will continue to, monitor such Country Risk to the extent Board deems necessary or appropriate.

     Nothing in this Agreement shall require Delegate to make any selection or to engage in any monitoring on behalf of Fund that would entail consideration of Country Risk.

     b.   Selection of Eligible Foreign Custodians
          ----------------------------------------

          In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

             i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited 10, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

            ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Assets:

           iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depositor's operating history and number of participants:

            iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States:

             v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement; and
                                      --------
            vi. In the case of an Eligible Foreign Custodian that is a
                Securities Depository, an additional factors and criteria set forth in Appendix D to this Agreement.
                         --------

     c.   Evaluation of Written Contracts
          -------------------------------

          In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts (or, in the case of a Securities Depository, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate ensure that the terms of such contracts comply with the provisions of Rule 17f-i(c)(2).

     d.   Monitoring
          ----------

          In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix E to this Agreement. If, as a result
                                  --------
of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Assets to move such Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Assets.

8.   Standard of Care
     ----------------

     In exercising the authority delegated under this Agreement, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

9.   Recording Requirements
     ----------------------

     Delegate agrees to provide written reports notifying Board of the placement of Assets with a particular Eligible Foreign Custodian or Permissible Foreign Custodian and any of any material change in Fund's foreign custody arrangements. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.  Provision of Information Regarding Country Risk
     -----------------------------------------------

     With respect to the jurisdictions listed in Appendix A, or added thereto
                                                 ----------
pursuant to Article 4, Delegate agrees to provide annually to Board such information relating to Country Risk, if available, as is specified in Appendix
                                                                       ---------
F to this Agreement.
-

11.  Limitation of Liability
     -----------------------

     a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

             i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to genuine:

            ii. Any information which the Delegate provides or does not to provide under Section 10 hereof:

           iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

     b. Not withstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

17.  Arbitration of Disputes
     -----------------------

     To the extent permitted by law, all disputes or claims arising under this Agreement shall be resolved through arbitration. Arbitration under this Article shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in the City of Boston, Massachusetts. This Article shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act.

13.  Effectiveness and Termination of Agreement
     ------------------------------------------

     This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the nonterminating party. Termination shall become effective 30 days after receipt by the non-terminating party of such notice.

14.  Authorized Representatives and Notices
     --------------------------------------

     The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix G. Any Authorized Representative of
                                  ----------
a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

15.  Governing Law
     -------------

     This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principals of choice of law



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Authorized Representatives of Board and of Delegate have affixed their signatures as of the date first written above.



          INVESTORS BANK & TRUST COMPANY


          By:
             -------------------------------------

          Name:

          Title:

          STATE FARM VARIABLE PRODUCT TRUST

          By:
             -------------------------------------

          Name:

          Title:


List of Appendices
------------------
     A --  Jurisdictions Covered
     B --  Additional Jurisdictions Covered
     C --  Additional Factors and Criteria To Be Applied in the Selection of
           Eligible Foreign Custodians That Are Banking Institutions or Trust
           Companies
     D --  Additional Factors and Criteria To Be Applied in the Selection of
           Eligible Foreign Custodians That Are Securities Depositories
     E --  Factors and Criteria To Be Applied in Establishing Systems For the
           Monitoring of Foreign Custody Arrangements and Contracts
     F --  Information Regarding Country Risk
     G --  Authorized Representatives

                                   APPENDIX A
                                   ----------
                             Jurisdictions Covered
                             ---------------------

[insert list|

                                   APPENDIX B
                                   ----------
                        Additional Jurisdictions Covered
                        --------------------------------

     Pursuant to Article 4 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A:

                                 [insert list|

          INVESTORS BANK & TRUST COMPANY

          By:________________________________________
          Name:
          Title:

          STATE FARM VARIABLE PRODUCT TRUST

          By:________________________________________
          Name:
          Title:

     DATE:__________________________

                                   APPENDIX C
                                   ----------


                 Additional Factors and Criteria To Be Applied
                in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies
                ------------------------------------------------

     In addition to the factors set forth in Rule l7f-5(c)(l), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):

__________     None

__________     Other (list below):

                                   APPENDIX D
                                   ----------

                     Additional Factors and Criteria To Be
                  Applied in the Selection of Eligible Foreign
                  Custodians That Are Securities Depositories
                  -------------------------------------------

     In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are Securities Depositories, Delegate shall consider the following factors, if such information is available (check all that apply):


          1.   Whether use is voluntary or compulsory

          2.   Ownership

          3.   Operating History

          4.   Established rules, practices and procedures

          5.   Membership

          6.   Financial strength

          7.   Governing regulatory body

                                   APPENDIX E
                                   ----------


                       Factors and Criteria To Be Applied
               in the Establishing Systems For the Monitoring of
                   Foreign Custody Arrangements and Contracts
                   ------------------------------------------

     In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available (check all that apply):

     1.   Operating performance
     2.   Established practices and procedures
     3.   Relationship with market regulators
     4.   Contingency planning

                                   APPENDIX F
                                   ----------

                       Information Regarding Country Risk
                       ----------------------------------

     To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:

     1.   Copy of Addenda or Side Letters to Subcustodian Agreements

     2.   Legal Opinion, if available, with regard to:
          a)   Access to books and records by the Fund's accountants
          b) Ability to recover assets in the event of bankruptcy of a custodian
          c)   Ability to recover assets in the event of a loss
          d)   Likelihood of expropriation or nationalization, if available
          e)   Ability to repatriate or convert cash or cash equivalents

     3.   Audit Report
     4.   Copy of Balance Sheet from Annual Report
     5.   Summary of Central Depository Information
     6.   Country Profile Matrix containing market practice for:
          a)   Delivery versus payment
          b)   Settlement method
          c)   Currency restrictions
          d)   Buy-in practice
          e)   Foreign ownership limits
          f)   Unique market arrangements